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                                                                   Exhibit 3.111





                            ARTICLES OF ORGANIZATION
                                       OF
                                TOLL MD I, L.L.C.

         The undersigned, being authorized to execute and file these Articles of Organization, hereby certifies that:

         FIRST: The name of the limited liability company shall be "Toll MD I, L.L.C."

         SECOND: The purposes for which the Company are formed are (a) to access and install public and/or private water and sewer systems, including, without limitation, water pipes, sewer pipes, transmission lines, house connections. and all related facilities and improvements, (b) to assess, bill and collect charges associated with the foregoing from residential lot owners, (c) to do any and all things necessary, convenient, or incidental to the foregoing purposes, and (d) to have and exercise all powers now or hereafter conferred by the laws of the State of Maryland on limited liability companies formed pursuant to the Maryland Limited Liability Company Act (the "Act").

         THIRD: The address of the principal office of the Company is 7164 Columbia Gateway Drive, Suite 230, Columbia, Maryland 21046. The name of the resident agent for the Company is The Corporation Trust Incorporated, whose office address is 300 East Lombard Street, Baltimore, Maryland 21202.

         FOURTH: The relations of the members and the affairs of the Company shall. be governed by the Act as well as a written operating agreement, if any, which may be amended from time to time as set forth therein.

         FIFTH: Pursuant to ss.4A-401 (a) (3) of the Act, no member of the Company shall be an agent of the Company solely by virtue of being a member, and no member shall have authority to act for the Company solely by virtue of being a member.

         I have signed these Articles of Organization and acknowledged them to be my act this 14th day of January, 2004.

                                                 Denise R. Kling
                                                 ----------------------------
                                                 Denise R. Kling
                                                 Authorized Person